Exhibit 99.1

News Release From Nuance Communications

For Immediate Release
Contacts:

For Investors	For Press and Investors
Kevin Faulkner	Richard Mack
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 408-992-6100	Tel: 781-565-5000
Email: kevin.faulkner@nuance.com	Email: richard.mack@nuance.com
Nuance Announces Fiscal Fourth Quarter
and Fiscal Year 2009 Results
Strength in License and On-Demand Revenue Drives
Improved Operating Margin and Operating Cash Flow
BURLINGTON, Mass., November 23, 2009 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fourth quarter and fiscal year ended September 30, 2009.
Nuance reported GAAP revenue of $263.3 million in the fourth quarter of fiscal 2009, a 3.9% increase over GAAP revenue of $253.4 million in the fourth quarter of fiscal 2008. The company reported non-GAAP revenue of approximately $275.7 million, which includes $12.4 million in revenue lost to accounting treatment in conjunction with the company’s acquisitions. Fourth quarter fiscal 2009 non-GAAP revenue grew approximately 5.8% over non-GAAP revenue of $260.7 million in the same quarter last year.
In the fourth quarter of fiscal 2009, Nuance recognized GAAP net income of $6.3 million, or $0.02 per diluted share, compared with GAAP net income of $22.0 million, or $0.09 per diluted share, in the fourth quarter of fiscal 2008. In the fourth quarter of fiscal 2009, Nuance reported non-GAAP net income of $90.8 million, or $0.32 per diluted share, compared to non-GAAP net income of $71.1 million, or $0.29 per diluted share, in the fourth quarter of fiscal 2008. Nuance benefited from its focus on expense controls and synergies from recent acquisitions to significantly improve operating margin and cash flow from operations. For the fourth quarter of fiscal 2009, non-GAAP operating margin rose to 35.2%, compared to 32.7% in the fourth quarter of fiscal 2008. Nuance reported cash flow from operations of $74.4 million in the fourth quarter of fiscal 2009, up 12.6% from $66.1 million in fourth quarter of fiscal 2008.
In fiscal year 2009, Nuance reported GAAP revenue of $950.4 million, a 9.4% increase over $868.5 million in fiscal 2008. The company reported non-GAAP revenue of $1,010.3 million in fiscal 2009, which includes $59.9 million in revenue lost to accounting treatment in conjunction with the company’s acquisitions. Fiscal 2009 non-GAAP revenue grew 10.0% over non-GAAP revenue of $918.8 million in fiscal 2008.
In fiscal year 2009, Nuance recognized a GAAP net loss of $12.2 million, or ($0.05) per share, compared with a GAAP net loss of $30.1 million, or ($0.14) per share in fiscal 2008. In fiscal 2009, the company recognized non-GAAP net income of $288.4 million, or $1.06 per diluted share, compared to non-GAAP net income of $202.9 million, or $0.87 per diluted share in fiscal 2008. Fiscal 2009 non-GAAP operating margin increased to 32.1%, compared to 27.7% in fiscal 2008. In fiscal 2009, Nuance reported cash flow from operations of $258.7 million, a 31.9% increase over cash flow from operations of $196.2 million in fiscal 2008. Nuance ended fiscal 2009 with a cash balance of $527.0 million, compared to a cash balance of $261.5 million at the end of fiscal 2008.
Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.
“Nuance’s fourth quarter demonstrated a continuation of recent quarter trends, including a recovery in royalty and license revenues, increasing customer preference for on-demand solutions and sustained attention to cost and productivity initiatives,” said Paul Ricci, chairman and CEO of Nuance. “The gradually improving economic climate, on-going investments in sales and channels, and our leadership position in key markets position us for improved growth in fiscal 2010.”
Highlights from the quarter include:
•	Healthcare-Dictation — For Nuance’s healthcare and dictation solutions, fourth quarter non-GAAP revenue was $113.8 million, up 3.7%, as reported, from the same quarter last year. Fiscal 2009 non-GAAP revenue was $441.0 million, up 24.7%, as reported, from fiscal 2008. During the fourth quarter, new bookings included large eScription, Dragon Medical and radiology contracts with customers such as Florida Hospital, HCA TriStar, HCA Southwest, MeritCare, Montefiore Medical Center, Rapid City Regional Hospital, Renown Medical Center, Stanford Hospital, University of Michigan Hospital and WellSpan.

•	Mobile-Enterprise — For Nuance’s enterprise and mobile solutions, fourth quarter non-GAAP revenue was $137.2 million, up 4.0%, as reported, from the same quarter last year. Fiscal 2009 non-GAAP revenue was $495.7 million, up 2.1%, as reported, from fiscal 2008. New bookings in the quarter included AT&T, Citigroup, Comcast, FedEx, SunTrust, T-Mobile, TCF Bank, Telefonica, Verizon, Visa, Vodafone and WellPoint. Nuance won significant mobile contracts at Clarion, Kyocera, NEC, Parrot, Samsung and ZTE.

•	Imaging — For Nuance’s PDF and document imaging solutions, fourth quarter non-GAAP revenue was $24.8 million, up 29.8%, as reported, from the same quarter last year. Fiscal 2009 non-GAAP revenue was $73.6 million, down 7.9%, as reported, from fiscal 2008. Nuance achieved key fourth quarter design wins with Corel, Dell, Kodak and Nokia.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the Company’s quarterly conference call. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
As previously scheduled, the conference call will begin today, November 23, 2009 at 5:00 pm ET and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1096 or (612) 332-0226 at least five minutes prior to the call and referencing conference code 120809. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 120809.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the economic environment, our plans for fiscal 2010 and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2009 and 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in four general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue which include revenue related to acquisitions, primarily from Tegic, X-Solutions and Zi that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts, although we cannot be certain that customers will renew these contracts. Additionally, although acquisition related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Expenses.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of expenses, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets as part of the Company. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related expenses, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding the above referenced expenses from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company.
These items are included in the following categories: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; (iii) in-process research and development; and (iv) costs associated with disputes and regulatory matters related to acquired entities. These categories are further discussed as follows:
(i) Acquisition-related transition and integration costs. The Company excludes transition and integration costs such as retention and earn-out bonuses for employees from acquisitions. The Company does not consider these expenses to be related to the organic continuing operation of its business, and believes it is useful to management and investors to understand the effects of these items on total operating expenses. Although acquisition-related transition and integration costs are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions.

(ii) Amortization of intangible assets. The Company excludes the amortization of intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
(iii) In-Process research and development. The Company excludes expenses associated with acquired in-process research and development from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired research and development had been conducted internally rather than acquired. Although expenses associated with acquired in-process research and development are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
(iv) Costs associated with disputes and regulatory matters related to acquired entities. The Company excludes expenses incurred as a result of disputes arising from earn-out and indemnification matters related to prior acquisitions. The Company also incurs post-closing legal and other professional services fees for non-recurring compliance and regulatory matters associated with acquisitions. The Company does not consider these expenses to be related to the organic continuing operations of the acquired businesses, and believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses. Although these expenses are not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options granted are influenced by factors such as volatility and risk-free interest rates that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of other, unplanned events to measure operating performance as well as current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring, asset impairment and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. The Company assesses operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be organic continuing operations.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Product and licensing	$113,380	$125,774	$373,367	$414,360
Professional services and hosting	107,201	88,598	411,363	305,540
Maintenance and support	42,752	39,020	165,622	148,562

Total revenue	263,333	253,392	950,352	868,462

Cost of revenue:
Product and licensing	11,033	13,261	37,255	45,746
Professional services and hosting	65,193	57,183	254,777	214,031
Maintenance and support	7,742	7,282	29,129	31,477
Amortization of intangible assets	10,946	6,395	38,390	24,389

Total cost of revenue	94,914	84,121	359,551	315,643

Gross profit	168,419	169,271	590,801	552,819

Operating expenses:
Research and development	32,071	29,164	119,434	114,986
Sales and marketing	57,235	62,945	219,226	231,244
General and administrative	25,728	25,278	112,068	105,910
Amortization of intangible assets	20,665	18,205	76,978	58,245
In-process research and development	—	2,601	—	2,601
Restructuring and other charges, net	279	(905)	5,520	7,219

Total operating expenses	135,978	137,288	533,226	520,205

Income from operations	32,441	31,983	57,575	32,614

Other expense, net	(3,043)	(9,937)	(29,386)	(48,128)

Income (loss) before income taxes	29,398	22,046	28,189	(15,514)

Provision for income taxes	23,108	32	40,391	14,554

Net income (loss)	$6,290	$22,014	$(12,202)	$(30,068)

Net income (loss) per share:
Basic	$0.02	$0.10	$(0.05)	$(0.14)

Diluted	$0.02	$0.09	$(0.05)	$(0.14)

Weighted average common shares outstanding:
Basic	266,932	224,568	253,644	209,801

Diluted	285,948	246,525	253,644	209,801

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP revenue	$263,333	$253,392	$950,352	$868,462
Acquisition-related revenue adjustments: product and licensing	10,809	5,811	51,026	39,042
Acquisition-related revenue adjustments: professional services and hosting	968	965	4,925	8,535
Acquisition-related revenue adjustments: maintenance and support	638	519	4,008	2,808

Non-GAAP revenue	$275,748	$260,687	$1,010,311	$918,847

GAAP cost of revenue	$94,914	$84,121	$359,551	$315,643
Cost of revenue from amortization of intangible assets	(10,946)	(6,395)	(38,390)	(24,389)
Cost of revenue adjustments: product and licensing (1,2,3)	(3)	(25)	(17)	420
Cost of revenue adjustments: professional services and hosting (1,2,3)	(2,070)	(1,282)	(8,391)	(5,755)
Cost of revenue adjustments: maintenance and support (1,2,3)	(265)	(7)	(690)	(1,245)

Non-GAAP cost of revenue	$81,630	$76,412	$312,063	$284,674

GAAP gross profit	$168,419	$169,271	$590,801	$552,819
Gross profit adjustments (1,2,3)	25,699	15,004	107,447	81,354

Non-GAAP gross profit	$194,118	$184,275	$698,248	$634,173

GAAP income from operations	$32,441	$31,983	$57,575	$32,614
Gross profit adjustments (1,2,3)	25,699	15,004	107,447	81,354
Research and development (1, 2)	3,118	3,512	12,499	16,523
Sales and marketing (1, 2)	7,123	8,005	28,510	27,977
General and administrative (1, 2)	7,647	6,954	35,458	28,180
Amortization of intangible assets	20,665	18,205	76,978	58,245
In-process research and development	—	2,601	—	2,601
Restructuring and other charges, net	279	(905)	5,520	7,219

Non-GAAP income from operations	$96,972	$85,359	$323,987	$254,713

GAAP provision for income taxes	$23,108	$32	$40,391	$14,554
Non-cash taxes	(23,243)	5,532	(29,368)	(5,332)

Non-GAAP provision (benefit) for income taxes	$(135)	$5,564	$11,023	$9,222

GAAP net income (loss)	$6,290	$22,014	$(12,202)	$(30,068)
Cost of revenue from amortization of intangible assets	10,946	6,395	38,390	24,389
Amortization of intangible assets	20,665	18,205	76,978	58,245
Non-cash stock-based compensation (1)	18,823	15,185	71,407	68,631
Non-cash interest expense, net	1,549	1,196	5,913	5,541
Change in fair value of share-based instruments	(6,081)	—	(2,299)	—
Asset impairment	1,248	—	1,248	—
In process research and development	—	2,601	—	2,601
Restructuring and other charges, net	279	(905)	5,520	7,219
Non-cash income taxes	23,243	(5,532)	29,368	5,332
Acquisition-related adjustment — cost of revenue (3)	(510)	(506)	(1,669)	(3,414)
Acquisition-related adjustment — revenue (3)	12,415	7,295	59,959	50,385
Acquisition-related expenses (2)	1,913	5,106	15,827	14,043

Non-GAAP net income	$90,780	$71,054	$288,440	$202,904

Non-GAAP diluted net income per share	$0.32	$0.29	$1.06	$0.87

Diluted weighted average common shares outstanding	285,948	246,525	273,041	233,273

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2009	2008	2009	2008
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$3	$2	$11	$18
Cost of professional services and hosting	2,560	1,667	9,889	7,991
Cost of maintenance and support	186	154	743	1,278
Research and development	2,200	2,704	9,840	14,325
Sales and marketing	6,811	6,906	27,057	24,394
General and administrative	7,063	3,752	23,867	20,625

Total	$18,823	$15,185	$71,407	$68,631

(2) Acquisition-Related Expenses
Cost of product and licensing	$—	$—	$2	$—
Cost of professional services and hosting	20	(3)	29	593
Cost of maintenance and support	79	—	93	114
Research and development	918	808	2,659	2,198
Sales and marketing	312	1,099	1,453	3,583
General and administrative	584	3,202	11,591	7,555

Total	$1,913	$5,106	$15,827	$14,043

(3) Acquisition-Related Revenue and Cost of Revenue
Revenue	$12,415	$7,295	$59,959	$50,385
Cost of product and licensing	—	23	4	(438)
Cost of professional services and hosting	(510)	(382)	(1,527)	(2,829)
Cost of maintenance and support	—	(147)	(146)	(147)

Total	$11,905	$6,789	$58,290	$46,971

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2009	September 30, 2008
ASSETS

Current assets:
Cash and cash equivalents	$527,038	$261,540
Marketable securities	—	56
Accounts receivable and unbilled receivables, net	208,719	217,999
Inventories, net	8,525	7,152
Prepaid expenses and other current assets	51,545	28,536

Total current assets	795,827	515,283

Land, building and equipment, net	53,468	46,485
Goodwill	1,891,003	1,655,773
Intangible assets, net	706,805	585,023
Other assets	52,511	43,635

Total assets	$3,499,614	$2,846,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$6,862	$7,006
Contingent and deferred acquisition payments	91,431	113,074
Accounts payable and accrued expenses	164,393	133,616
Deferred and unearned revenue	144,395	118,902
Other short term liabilities	12,144	9,166

Total current liabilities	419,225	381,764

Long-term portion of debt and capital leases	888,611	894,184
Long-term deferred revenue	33,904	18,134
Other long term liabilities	154,436	127,209

Total liabilities	1,496,176	1,421,291

Stockholders’ equity	2,003,438	1,424,908

Total liabilities and stockholders’ equity	$3,499,614	$2,846,199